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December 3, 1998



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Re:  Archer-Daniels-Midland Company

Gentlemen:

On behalf of Archer-Daniels-Midland Company, a Delaware corporation (the "Company"), there is hereby transmitted for filing, pursuant to the Electronic Data Gathering, Analysis and Retrieval System, a Registration Statement, on Form S-3, of the Company for the registration under the Securities Act of 1933, as amended, of shares of Common Stock of the Company pursuant to Rule 415, together with the certain exhibits listed in the Registration Statement.

The Company has previously wired funds in the amount of $901.00 to the Commission's account at the Mellon Bank, account number 910-8739, in payment of the registration fee.

Also transmitted herewith is a letter from the Company requesting acceleration of the effectiveness of the Registration Statement to 9:30 a.m., Eastern time, on December 9, 1998, or as early as possible thereafter.

The originals of all written communications relating to the Registration Statement should be sent to the agent for service, Mr. D. J. Smith, Vice President, Secretary and General Counsel, Archer-Daniels-Midland Company,
4666 Faries Parkway, Decatur, Illinois 62526. Would you please send copies of all communications to Mr. James E.
Nicholson, Faegre & Benson, LLP, 2200 Norwest Center, 90
South Seventh Street, Minneapolis, Minnesota 55402.

With respect to matters relating to Registration
Statement, please call the undersigned (217)424-6183.

Very truly yours,


/s/ D. J. Smith
D. J. Smith
Vice President, Secretary
 and General Counsel

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                                        December 3, 1998


Securities and Exchange Commission
450 Fifth Street N. W.
Washington, D.C. 20549

Re:    Archer-Daniels-Midland Company
      Registration No. 333-______________
Gentlemen:

     The undersigned, on behalf of Archer-Daniels-Midland Company, respectfully requests that the effective date of its Registration Statement on Form S-3 relating to shares of its outstanding Common Stock proposed to be sold by certain shareholders of the Company, be accelerated and that such Registration Statement be permitted to become effective at 9:30 a.m., Eastern time, on December 9, 1998, or as early as possible thereafter. The Registrant acknowledges its responsibilities under the Securities Act of 1933 and the rules and regulations thereunder.

                                   Very truly yours,



                                   /s/ D. J. Smith
                                   D. J. Smith
                                   Vice President, Secretary
                                    and General Counsel


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